Exhibit 99.1

SiriusXM Reports Fourth Quarter and Full-Year 2015 Results

•	2015 Revenue Up 9% to a Record $4.6 Billion
•	Net Income Grows to $510 Million in 2015
•	2015 Adjusted EBITDA Climbs 13% to a Record $1.66 Billion
•	Free Cash Flow Per Fully-Diluted Share Increases 23% in 2015 to 24 Cents
•	Net Subscriber Growth in 2015 of 2.3 Million

NEW YORK – February 2, 2016 – SiriusXM today announced fourth quarter and full-year 2015 operating and financial results, including record revenue of $1.2 billion and $4.6 billion, respectively, up 10% and 9% versus the prior year periods.

Net income totaled $135 million and $510 million in the fourth quarter and full-year 2015, respectively, compared to $143 million and $493 million in the fourth quarter and full-year 2014. Net income per diluted common share was $0.03 and $0.09 in the fourth quarter and full-year 2015, respectively, versus $0.03 and $0.08 in the fourth quarter and full-year 2014. Adjusted EBITDA was $396 million and $1.66 billion in the fourth quarter and full-year, respectively, up 4% and 13% compared to the prior year periods.

“We produced our best subscriber growth in eight years, taking our subscriber base to approximately 29.6 million. The company also set records in 2015 for revenue, adjusted EBITDA, and free cash flow. We are investing in new marketing capabilities, our connected vehicle business, new satellites, a next generation wideband chipset and, most importantly, our world-class and exclusive content. We expect that these investments, together with our long-standing focus on execution, will help us continue our long history of strong, profitable growth” said Jim Meyer, Chief Executive Officer, SiriusXM.

“SiriusXM’s strong, resilient business model and ability to deploy capital to benefit our stockholders present a compelling investment opportunity. Our content bundle of commercial-free music channels, live sports events, expanded comedy and entertainment programming remains a unique value in audio entertainment. And the development and deployment of our next-generation SXM17 entertainment platform and telematics services in connected vehicles position us well to continue our enviable place in the dashboard,” added Meyer.

FULL-YEAR 2015 HIGHLIGHTS

•	Subscriber Growth Continues. SiriusXM added 2,283,000 net new subscribers in 2015, the highest growth in net subscribers since 2007, before Sirius and XM merged. The growth in net new subscribers in 2015 represents a 30% increase from the 1,752,000 net new subscribers added in 2014. Self-pay net subscriber additions were 1,765,000 in 2015, approximately 23% higher than in 2014. Total paid subscribers climbed 8% in 2015 to approximately 29.6 million, and self-pay subscribers also increased 8% in 2015 to 24.3 million, both record highs.
•	Full-year Adjusted EBITDA Rose 13% to a Record High. Adjusted EBITDA of $1.66 billion in 2015 was the highest in the company’s history, an increase of 13% over the $1.47 billion reported in 2014. The company’s adjusted EBITDA margin was also a record high of 36%, an increase from 35% in 2014.
•	Free Cash Flow Per Diluted Share Increased 23%. Free cash flow of $1.32 billion in 2015 was up 14% from $1.16 billion in 2014. With increased cash flow and a 7% lower average diluted share count from the company’s share repurchase program, free cash flow per diluted share climbed 23% to 24.2 cents in 2015, up from 19.7 cents in 2014.

“During the fourth quarter, we spent $369 million to repurchase 92 million of our shares. In January, as our stock fell alongside the worldwide market declines, we accelerated our repurchases to nearly $200 million, repurchasing an additional 52 million shares. Our stock repurchase plan has now delivered $6.5 billion into the hands of our stockholders in just three years. We continue to maintain modest leverage of just 3.3 times adjusted EBITDA, and with no near term maturities and growing free cash flow, we have ample options on how we deploy our capital going forward,” remarked David Frear, Chief Financial Officer, SiriusXM.

2016 GUIDANCE

Our full-year 2016 guidance for continued growth in net subscribers, revenue, adjusted EBITDA, and free cash flow, originally issued on January 5, 2016, is as follows:

•	Net subscriber additions of approximately 1.4 million,
•	Revenue of approximately $4.9 billion,
•	Adjusted EBITDA of approximately $1.78 billion, and
•	Free cash flow of approximately $1.4 billion.

FOURTH QUARTER AND FULL-YEAR 2015 RESULTS

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands, except per share data)	2015	2014	2015	2014
	(Unaudited)	(Unaudited)
Revenue:
Subscriber revenue	$998,775	$922,192	$3,824,793	$3,554,302
Advertising revenue	33,449	27,970	122,292	100,982
Equipment revenue	30,944	29,938	110,923	104,661
Other revenue	132,978	110,852	512,050	421,150
Total revenue	1,196,146	1,090,952	4,570,058	4,181,095
Operating expenses:
Cost of services:
Revenue share and royalties	251,717	210,089	1,034,832	810,028
Programming and content	76,868	77,953	293,091	297,313
Customer service and billing	99,387	96,411	377,908	370,585
Satellite and transmission	28,848	21,567	94,609	86,013
Cost of equipment	13,703	15,078	42,724	44,397
Subscriber acquisition costs	140,826	126,257	532,599	493,464
Sales and marketing	98,411	98,488	354,189	336,480
Engineering, design and development	17,223	15,107	64,403	62,784
General and administrative	105,607	69,943	324,801	293,938
Depreciation and amortization	69,687	66,402	272,214	266,423
Total operating expenses	902,277	797,295	3,391,370	3,061,425
Income from operations	293,869	293,657	1,178,688	1,119,670
Other income (expense):
Interest expense, net of amounts capitalized	(77,191)	(71,981)	(299,103)	(269,010)
Loss on change in value of derivatives	—	—	—	(34,485)
Other income	3,302	6,377	12,379	14,611
Total other expense	(73,889)	(65,604)	(286,724)	(288,884)
Income before income taxes	219,980	228,053	891,964	830,786
Income tax expense	(85,347)	(84,931)	(382,240)	(337,545)
Net income	$134,633	$143,122	$509,724	$493,241
Foreign currency translation adjustment, net of tax	—	(114)	(100)	(94)
Total comprehensive income	$134,633	$143,008	$509,624	$493,147
Net income per common share:
Basic	$0.03	$0.03	$0.09	$0.09
Diluted	$0.03	$0.03	$0.09	$0.08
Weighted average common shares outstanding:
Basic	5,195,673	5,577,325	5,375,707	5,788,944
Diluted	5,247,514	5,643,839	5,435,166	5,862,020

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2015	2014
(in thousands, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$111,838	$147,724
Receivables, net	234,782	220,579
Inventory, net	22,295	19,397
Related party current assets	5,941	4,344
Deferred tax assets	—	1,038,603
Prepaid expenses and other current assets	187,033	119,099
Total current assets	561,889	1,549,746
Property and equipment, net	1,415,401	1,510,112
Long-term restricted investments	9,888	5,922
Intangible assets, net	2,593,346	2,645,046
Goodwill	2,205,107	2,205,107
Related party long-term assets	—	3,000
Deferred tax assets	1,115,731	437,736
Other long-term assets	145,300	12,396
Total assets	$8,046,662	$8,369,065
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable and accrued expenses	$625,313	$587,755
Accrued interest	91,655	80,440
Current portion of deferred revenue	1,771,915	1,632,381
Current portion of deferred credit on executory contracts	—	1,394
Current maturities of long-term debt	4,764	7,482
Related party current liabilities	2,840	4,340
Total current liabilities	2,496,487	2,313,792
Deferred revenue	157,609	151,901
Long-term debt	5,443,614	4,487,419
Related party long-term liabilities	10,795	13,635
Deferred tax liabilties	6,681	—
Other long-term liabilities	97,967	92,481
Total liabilities	8,213,153	7,059,228
Stockholders’ (deficit) equity:
Preferred stock, undesignated, par value $0.001 (liquidation preference of $0.001 per share); 50,000 shares authorized and 0 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	—	—
Common stock, par value $0.001; 9,000,000 shares authorized; 5,153,451 and 5,653,529 shares issued; 5,147,647 and 5,646,119 outstanding at December 31, 2015 and December 31, 2014, respectively	5,153	5,653
Accumulated other comprehensive loss, net of tax	(502)	(402)
Additional paid-in capital	4,783,795	6,771,554
Treasury stock, at cost; 5,804 and 7,410 shares of common stock at December 31, 2015 and December 31, 2014, respectively	(23,727)	(26,034)
Accumulated deficit	(4,931,210)	(5,440,934)
Total stockholders’ (deficit) equity	(166,491)	1,309,837
Total liabilities and stockholders’ (deficit) equity	$8,046,662	$8,369,065

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Twelve Months Ended December 31,
(in thousands)	2015	2014
Cash flows from operating activities:
Net income	$509,724	$493,241
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	272,214	266,423
Non-cash interest expense, net of amortization of premium	7,872	21,039
Provision for doubtful accounts	47,237	44,961
Amortization of deferred income related to equity method investment	(2,776)	(2,776)
Gain on unconsolidated entity investments, net	—	(5,547)
Dividend received from unconsolidated entity investment	14,788	17,019
Loss on disposal of assets	7,384	—
Loss on change in value of derivatives	—	34,485
Share-based payment expense	84,310	78,212
Deferred income taxes	365,499	327,461
Other non-cash purchase price adjustments	(1,394)	(3,781)
Changes in operating assets and liabilities:
Receivables	(61,440)	(72,628)
Inventory	(2,898)	(5,534)
Related party, net	(14,953)	(4,303)
Prepaid expenses and other current assets	(67,204)	(1,195)
Other long-term assets	(130,741)	3,393
Accounts payable and accrued expenses	52,696	(17,191)
Accrued interest	11,215	38,355
Deferred revenue	145,242	48,645
Other long-term liabilities	7,276	(7,035)
Net cash provided by operating activities	1,244,051	1,253,244
Cash flows from investing activities:
Additions to property and equipment	(134,892)	(121,646)
Purchases of restricted and other investments	(3,966)	—
Acquisition of business, net of cash acquired	—	1,144
Return of capital from investment in unconsolidated entity	—	24,178
Net cash used in investing activities	(138,858)	(96,324)
Cash flows from financing activities:
Proceeds from exercise of stock options	260	331
Taxes paid in lieu of shares issued for stock-based compensation	(54,539)	(37,318)
Proceeds from long-term borrowings and revolving credit facility, net of costs	1,728,571	2,406,205
Repayment of long-term borrowings and revolving credit facility	(797,117)	(1,016,420)
Common stock repurchased and retired	(2,018,254)	(2,496,799)
Net cash used in financing activities	(1,141,079)	(1,144,001)
Net (decrease) increase in cash and cash equivalents	(35,886)	12,919
Cash and cash equivalents at beginning of period	147,724	134,805
Cash and cash equivalents at end of period	$111,838	$147,724

Key Operating Metrics

The following table contains our key operating metrics based on our adjusted results of operations for the three and twelve months ended December 31, 2015 and 2014, respectively. Subscribers and subscription related revenues and expenses associated with our connected vehicle services are not included in our subscriber count or subscriber-based operating metrics:

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands, except per subscriber and per installation amounts)	2015	2014	2015	2014
Self-pay subscribers	24,288	22,523	24,288	22,523
Paid promotional subscribers	5,306	4,788	5,306	4,788
Ending subscribers	29,594	27,311	29,594	27,311

Self-pay subscribers	472	508	1,765	1,441
Paid promotional subscribers	162	69	517	311
Net additions (a)	634	577	2,283	1,752

Daily weighted average number of subscribers	29,238	27,022	28,337	26,284

Average self-pay monthly churn	1.9%	1.8%	1.8%	1.9%

New vehicle consumer conversion rate	39%	40%	40%	41%

ARPU	$12.75	$12.49	$12.53	$12.38
SAC, per installation	$33	$33	$33	$34
Customer service and billing expenses, per average subscriber	$1.04	$1.07	$1.01	$1.07
Free cash flow	$299,148	$330,674	$1,315,193	$1,155,776
Adjusted EBITDA	$396,235	$381,306	$1,657,617	$1,467,775

(a) Note: Amounts may not sum as a result of rounding.

Glossary

Adjusted EBITDA – EBITDA is defined as net income before interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. We adjust EBITDA to exclude the impact of other income, loss on disposal of assets, loss on extinguishment of debt, loss on change in value of derivatives as well as certain other charges discussed below. This measure is one of the primary Non-GAAP financial measures on which we (i) evaluate the performance of our on-going core operating results period over period, (ii) base our internal budgets and (iii) compensate management. As such, adjusted EBITDA is a Non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) depreciation and amortization, (iii) share-based payment expense and (iv) other significant operating expense (income) that do not relate to the on-going performance of our business. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers. We believe adjusted EBITDA is a useful measure of the underlying trend of our operating performance, which provides useful information about our business apart from the costs associated with our physical plant, capital structure and purchase price accounting. We believe investors find this Non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe investors use current and projected adjusted EBITDA to estimate our current and prospective enterprise value and to make investment decisions. Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We believe the exclusion of share-based payment expense and loss on disposal of assets is useful as they are not directly related to the operational conditions of our business. We also believe the exclusion of settlements related only to the historical use of pre-1972 sound recordings is useful as it does not represent an expense incurred as part of normal operations for the period.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. We endeavor to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income as disclosed in our consolidated statements of comprehensive income. Since adjusted EBITDA is a Non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows:

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2015	2014	2015	2014

Net income (GAAP):	$134,633	$143,122	$509,724	$493,241
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,813	7,251	7,251
Operating expenses	—	(946)	(1,394)	(3,781)
Pre-1972 sound recordings historical legal settlements (GAAP)	1,506	—	109,164	—
Loss on disposal of assets (GAAP)	7,384	—	7,384	—
Loss on change in value of derivatives (GAAP)	—	—	—	34,485
Share-based payment expense (GAAP)	21,976	20,380	84,310	78,212
Depreciation and amortization (GAAP)	69,687	66,402	272,214	266,423
Interest expense, net of amounts capitalized (GAAP)	77,191	71,981	299,103	269,010
Other income (GAAP)	(3,302)	(6,377)	(12,379)	(14,611)
Income tax expense (GAAP)	85,347	84,931	382,240	337,545
Adjusted EBITDA	$396,235	$381,306	$1,657,617	$1,467,775

Adjusted Net Income and Adjusted Earnings Per Share - We define these Non-GAAP financial measures as our actual net income adjusted to exclude the impact of certain purchase price accounting adjustments, the pre-1972 sound recordings legal settlements, the loss on disposal of assets, and the loss on change in value of derivatives, net of income tax expense. Adjusted earnings per share is derived from adjusted net income divided by our weighted average common shares outstanding. The following table reconciles our actual income before income taxes to our adjusted net income for the three and twelve months ended December 31, 2015 and 2014:

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands, except per share data)	2015	2014	2015	2014

Income before income taxes (GAAP):	$219,980	$228,053	$891,964	$830,786
Add back items excluded from adjusted net income:
Purchase price accounting adjustments:
Revenues	1,813	1,813	7,251	7,251
Operating expenses	—	(946)	(1,394)	(3,781)
Pre-1972 sound recordings historical legal settlements (GAAP)	1,506	—	109,164	—
Loss on disposal of assets (GAAP)	7,384	—	7,384	—
Loss on change in value of derivatives (GAAP)	—	—	—	34,485
Adjusted income before income taxes	$230,683	$228,920	$1,014,369	$868,741
Allocable income tax expense	(89,500)	(85,254)	(434,703)	(352,955)
Adjusted net income	$141,183	$143,666	$579,666	$515,786
Adjusted net income per common share:
Basic	$0.03	$0.03	$0.11	$0.09
Diluted	$0.03	$0.03	$0.11	$0.09
Weighted average common shares outstanding:
Basic	5,195,673	5,577,325	5,375,707	5,788,944
Diluted	5,247,514	5,643,839	5,435,166	5,862,020

Adjusted Revenues and Operating Expenses - We define this Non-GAAP financial measure as our actual revenues and operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments from the merger of Sirius and XM and share-based payment expense. We use this Non-GAAP financial measure to manage our business, to set operational goals and as a basis for determining performance-based compensation for our employees. The following tables reconcile our actual revenues and operating expenses to our adjusted revenues and operating expenses for the three and twelve months ended December 31, 2015 and 2014:

	Unaudited For the Three Months Ended December 31, 2015
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$998,775	$—	$—	$998,775
Advertising revenue	33,449	—	—	33,449
Equipment revenue	30,944	—	—	30,944
Other revenue	132,978	1,813	—	134,791
Total revenue	$1,196,146	$1,813	$—	$1,197,959
Operating expenses
Cost of services:
Revenue share and royalties	$251,717	$—	$—	$251,717
Programming and content	76,868	—	(3,080)	73,788
Customer service and billing	99,387	—	(818)	98,569
Satellite and transmission	28,848	—	(991)	27,857
Cost of equipment	13,703	—	—	13,703
Subscriber acquisition costs	140,826	—	—	140,826
Sales and marketing	98,411	—	(4,929)	93,482
Engineering, design and development	17,223	—	(2,407)	14,816
General and administrative	105,607	—	(9,751)	95,856
Depreciation and amortization (a)	69,687	—	—	69,687
Share-based payment expense	—	—	21,976	21,976
Total operating expenses	$902,277	$—	$—	$902,277

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended December 31, 2015 was $8,000.

	Unaudited For the Three Months Ended December 31, 2014
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$922,192	$—	$—	$922,192
Advertising revenue	27,970	—	—	27,970
Equipment revenue	29,938	—	—	29,938
Other revenue	110,852	1,813	—	112,665
Total revenue	$1,090,952	$1,813	$—	$1,092,765
Operating expenses
Cost of services:
Revenue share and royalties	$210,089	$—	$—	$210,089
Programming and content	77,953	946	(2,277)	76,622
Customer service and billing	96,411	—	(748)	95,663
Satellite and transmission	21,567	—	(1,004)	20,563
Cost of equipment	15,078	—	—	15,078
Subscriber acquisition costs	126,257	—	—	126,257
Sales and marketing	98,488	—	(4,216)	94,272
Engineering, design and development	15,107	—	(2,253)	12,854
General and administrative	69,943	—	(9,882)	60,061
Depreciation and amortization (a)	66,402	—	—	66,402
Share-based payment expense	—	—	20,380	20,380
Total operating expenses	$797,295	$946	$—	$798,241

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended December 31, 2014 was $9,000.

	Unaudited For the Twelve Months Ended December 31, 2015
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$3,824,793	$—	$—	$3,824,793
Advertising revenue	122,292	—	—	122,292
Equipment revenue	110,923	—	—	110,923
Other revenue	512,050	7,251	—	519,301
Total revenue	$4,570,058	$7,251	$—	$4,577,309
Operating expenses
Cost of services:
Revenue share and royalties	$1,034,832	$—	$—	$1,034,832
Programming and content	293,091	1,394	(10,325)	284,160
Customer service and billing	377,908	—	(2,982)	374,926
Satellite and transmission	94,609	—	(4,147)	90,462
Cost of equipment	42,724	—	—	42,724
Subscriber acquisition costs	532,599	—	—	532,599
Sales and marketing	354,189	—	(17,985)	336,204
Engineering, design and development	64,403	—	(9,470)	54,933
General and administrative	324,801	—	(39,401)	285,400
Depreciation and amortization (a)	272,214	—	—	272,214
Share-based payment expense	—	—	84,310	84,310
Total operating expenses	$3,391,370	$1,394	$—	$3,392,764

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the twelve months ended December 31, 2015 was $35,000.

	Unaudited For the Twelve Months Ended December 31, 2014
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$3,554,302	$—	$—	$3,554,302
Advertising revenue	100,982	—	—	100,982
Equipment revenue	104,661	—	—	104,661
Other revenue	421,150	7,251	—	428,401
Total revenue	$4,181,095	$7,251	$—	$4,188,346
Operating expenses
Cost of services:
Revenue share and royalties	$810,028	$—	$—	$810,028
Programming and content	297,313	3,781	(9,180)	291,914
Customer service and billing	370,585	—	(2,780)	367,805
Satellite and transmission	86,013	—	(4,091)	81,922
Cost of equipment	44,397	—	—	44,397
Subscriber acquisition costs	493,464	—	—	493,464
Sales and marketing	336,480	—	(15,454)	321,026
Engineering, design and development	62,784	—	(8,675)	54,109
General and administrative	293,938	—	(38,032)	255,906
Depreciation and amortization (a)	266,423	—	—	266,423
Share-based payment expense	—	—	78,212	78,212
Total operating expenses	$3,061,425	$3,781	$—	$3,065,206

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the twelve months ended December 31, 2014 was $39,000.

Adjusted Cash Operating Expenses - We define this Non-GAAP financial measure as our actual operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments from the merger of Sirius and XM, depreciation and amortization expense, share-based payment expense, the pre-1972 sound recordings historical legal settlements, and the loss on disposal of assets. The following table reconciles our actual operating expenses to our adjusted cash operating expenses for the three and twelve months ended December 31, 2015 and 2014:

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2015	2014	2015	2014
Operating expenses (GAAP):	$902,277	$797,295	$3,391,370	$3,061,425
Items excluded from adjusted cash operating expenses:
Purchase price accounting adjustments	—	946	1,394	3,781
Pre-1972 sound recordings historical legal settlements (GAAP)	(1,506)	—	(109,164)	—
Loss on disposal of assets (GAAP)	(7,384)	—	(7,384)	—
Share-based payment expense (GAAP)	(21,976)	(20,380)	(84,310)	(78,212)
Depreciation and amortization (GAAP)	(69,687)	(66,402)	(272,214)	(266,423)
Adjusted cash operating expenses	$801,724	$711,459	$2,919,692	$2,720,571

ARPU - is derived from total earned subscriber revenue, advertising revenue and other subscription-related revenue, excluding revenue associated with our connected vehicle business, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes the U.S. Music Royalty Fee. ARPU is calculated as follows:

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands, except per subscriber amounts)	2015	2014	2015	2014
Subscriber revenue, excluding connected vehicle (GAAP)	$973,347	$897,308	$3,726,340	$3,466,050
Add: advertising revenue (GAAP)	33,449	27,970	122,292	100,982
Add: other subscription-related revenue (GAAP)	111,207	87,270	410,644	336,408
	$1,118,003	$1,012,548	$4,259,276	$3,903,440

Daily weighted average number of subscribers	29,238	27,022	28,337	26,284

ARPU	$12.75	$12.49	$12.53	$12.38

Average self-pay monthly churn - is defined as the monthly average of self-pay deactivations for the period divided by the average number of self-pay subscribers for the period.

Customer service and billing expenses, per average subscriber - is derived from total customer service and billing expenses, excluding connected vehicle customer service and billing expenses and share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber, is useful as share-based payment expense is not directly related to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Customer service and billing expenses, per average subscriber, is calculated as follows:

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands, except per subscriber amounts)	2015	2014	2015	2014
Customer service and billing expenses, excluding connected vehicle (GAAP)	$91,686	$87,417	$346,789	$340,094
Less: share-based payment expense (GAAP)	(818)	(748)	(2,982)	(2,780)
	$90,868	$86,669	$343,807	$337,314

Daily weighted average number of subscribers	29,238	27,022	28,337	26,284

Customer service and billing expenses, per average subscriber	$1.04	$1.07	$1.01	$1.07

Free cash flow and free cash flow per diluted share - are derived from cash flow provided by operating activities, net of additions to property and equipment, restricted and other investment activity, and the return of capital from investment in unconsolidated entity, excluding the $210,000 pre-1972 sound recordings legal settlement payment. The calculation for free cash flow and free cash flow per diluted share are as follows:

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands, except per share data)	2015	2014	2015	2014
Cash Flow information
Net cash provided by operating activities	$343,097	$365,076	$1,244,051	$1,253,244
Net cash used in investing activities	$(43,949)	$(34,402)	$(138,858)	$(96,324)
Net cash used in financing activities	$(339,855)	$(286,535)	$(1,141,079)	$(1,144,001)
Free Cash Flow
Net cash provided by operating activities	$343,097	$365,076	$1,244,051	$1,253,244
Additions to property and equipment	(43,949)	(34,402)	(134,892)	(121,646)
Purchases of restricted and other investments	—	—	(3,966)	—
Return of capital from investment in unconsolidated entity	—	—	—	24,178
Pre-1972 sound recordings legal settlement	—	—	210,000	—
Free cash flow	$299,148	$330,674	$1,315,193	$1,155,776

Diluted weighted average common shares outstanding	5,247,514	5,643,839	5,435,166	5,862,020

Free cash flow per diluted share	$0.06	$0.06	$0.24	$0.20

New vehicle consumer conversion rate - is defined as the percentage of owners and lessees of new vehicles that receive our satellite radio service and convert to become self-paying subscribers after the initial promotion period. At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive trial subscriptions ranging from three to twelve months. We measure conversion rate three months after the period in which the trial service ends. The metric excludes rental and fleet vehicles.

Subscriber acquisition cost, per installation - or SAC, per installation, is derived from subscriber acquisition costs and margins from the sale of radios and accessories, divided by the number of satellite radio installations in new vehicles and shipments of aftermarket radios for the period. SAC, per installation, is calculated as follows:

	Unaudited
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands, except per installation amounts)	2015	2014	2015	2014
Subscriber acquisition costs (GAAP)	$140,826	$126,257	$532,599	$493,464
Less: margin from direct sales of radios and accessories (GAAP)	(17,241)	(14,860)	(68,199)	(60,264)
	$123,585	$111,397	$464,400	$433,200

Installations	3,736	3,391	14,041	12,788

SAC, per installation	$33	$33	$33	$34

###

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world’s largest radio broadcaster measured by revenue and has 29.6 million subscribers. SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment, and a wide-range of Latin music, sports and talk programming. SiriusXM is available in vehicles from every major car company in the U.S. and on smartphones and other connected devices as well as online at siriusxm.com. SiriusXM radios and accessories are available from retailers nationwide and online at SiriusXM. SiriusXM also provides premium traffic, weather, data and information services for subscribers in cars, trucks, and RVs through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™. SiriusXM delivers critical weather, data and information services to aircraft and boats through SiriusXM Aviation, SiriusXM Marine™, Sirius Marine Weather, XMWX Aviation™, XMWX Weather, and XMWX Marine™. In addition, SiriusXM Music for Business provides commercial-free music to a variety of businesses. SiriusXM holds a minority interest in SiriusXM Canada which has more than 2.7 million subscribers. SiriusXM is also a leading provider of connected vehicles services to major automakers, giving customers access to a suite of safety, security, and convenience services including automatic crash notification, stolen vehicle recovery assistance, enhanced roadside assistance and turn-by-turn navigation.

To download SiriusXM logos and artwork, visit http://www.siriusxm.com/LogosAndPhotos.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our competitive position versus other radio and audio service providers; our ability to attract and retain subscribers, which is uncertain; our dependence upon the auto industry; general economic conditions; changes in consumer protection laws and their enforcement; the security of the personal information about our customers; other existing or future government laws and regulations could harm our business; failure of our satellites would significantly damage our business; the interruption or failure of our information technology and communications systems; royalties we pay for music rights, which increase over time; the unfavorable outcome of pending or future litigation; our failure to realize benefits of acquisitions or other strategic initiatives; rapid technological and industry changes; failure of third parties to perform; failure to comply with FCC requirements; modifications to our business plans; our indebtedness; and our principal stockholder has significant influence over our management and over actions requiring stockholder approval and its interests may differ from interests of other holders of our common stock. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2014, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Source: SiriusXM

Contact for SiriusXM:

Hooper Stevens

212-901-6718

Hooper.stevens@siriusxm.com

Chris Leal

212-584-5236

Chris.leal@siriusxm.com